Exhibit 99.1

Contact: Andre Scholz

Phone: 1-212-239-8210	FOR IMMEDIATE RELEASE

E-mail: ascholz@kiwiboxinc.com

KIWIBOX.COM: PHOTO BLOGGING COMMUNITY PIXUNITY DEBUTS SPANISH LANGUAGE VERSION AND KWICK! RELEASES NEW ADVERTISING INCLUDED IPAD AND IPHONE APP.

(June 11th, 2012) New York, NY – The Kiwibox network proudly announces the unveiling of photo blogging community Pixunity’s Spanish language version Pixunity.es. This version of Pixunity follows the Kiwibox Network’s strategy of growing its presence into the Latin Market after previously unveiling Spanish versions of both Kiwibox.com and KWICK!

Current and new users alike will be able to experience Pixunity’s photo blogging and scrapbooking capabilities in Spanish, be able to share photos and galleries with users of multiple languages, and most importantly connect with other native Spanish speaking users in an environment that celebrates culture values displayed in a dynamic visual presentation.

Targeting the mobile market, Pixunity is planning on releasing applications in multiple languages for the iPad to accompany the recent releases of German social network KWICK!’s updated iPhone and iPad applications as well as Kiwibox’s most updated version. Pixunity.es’ application will further offer the Latin community the opportunity to utilize the network’s full capabilities via mobile and wifi. Future application updates plan to include scrapbook printing services to generate non-advertising based income.

KWICK!’s iPad application boasts as one of social media’s first mobile applications to provide in-app banner advertisements. Given the current trend of migration from web to mobile based networking, KWICK!’s offering now advertising space via its application. Expected growth rates in mobile ads will allow advertisers to utilize KWICK!’s platform to place advertisements, introduce new products, make impressions and create sales conversions.

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About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on the internet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc., a publicly listed company. In 2008, the company launched a new version, Kiwibox 2.0 and in October 2009 the company launched Kiwibox 3.0, shifting its audience focus from teenagers to young adults. On December 31, 2009, Kiwibox Media Inc. merged with Magnitude Information Systems and changed its name to Kiwibox.com, Inc., the New York-based social network. In the first quarter of 2011, Kiwibox.com acquired Pixunity.de, Half a year later Kiwibox.com successfully released an English-Version for the US-market, www.pixunity.com. On September 31st, 2011 Kiwibox.com acquired the German social network community Kwick!, and finalized the acquisition in May 2012. KWICK!'s functionality mirrors that of Kiwibox,com, and maintains an activity rate of more than 2 billion page impressions a month. In the 2nd Quarter 2012 Kiwibox.com announced the Spanish versions of its social network platforms kiwibox.com and Kwick.de .. Kiwibox common shares are listed on the over-the-counter, Bulletin Board market under the symbol KIWB.OB.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, and its ability to expand its membership, users and internet brand. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.